UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2010
Date of Report (Date of earliest event reported)

BARK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark	DK-1100
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into of Material Definitive Agreement

On August 25, 2010, Bark Group Inc. (“we” or the “Company”) and Bark Corporation A/S (“Bark Corporation”) entered into an agreement with Rene Lauritsen, a 10% shareholder of the Company, and Sapiens Alliance Ltd., a private company controlled by Mr. Lauritsen, in respect of the ownership of Anaconda.tv GmbH, a television production company incorporated in Munich, Germany (“Anaconda”) whereby:

  Bark Corporation agreed to re-convey to Mr. Lauritsen a 25.5% interest in Anaconda that was acquired by us on March 31, 2010,

  as consideration for the re-conveyance, Mr. Lauritsen agreed to surrender 7,000,000 shares of the common stock of the Company issued to him originally in connection with Bark Corporation’s acquisition of an interest in Anaconda, and each party agreed to complete such transfers, assignments and surrenders of shares to give effect to the above agreements.

The agreement was entered into as Anaconda had failed to deliver to us audited financial statements of Anaconda for the year ended December 31, 2009 in the manner that Anaconda had represented that it would deliver.

The effect of the agreement on our ownership interest in Anaconda is further discussed below under Item 2.01 of this Amendment No. 2 to Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Anaconda TV GmbH

We filed a current report on Form 8-K with the Securities and Exchange Commission on April 6, 2010 to report the acquisition of a 51% interest in Anaconda.tv GmbH, a television production company incorporated in Munich, Germany (“Anaconda”) effective March 31, 2010. The acquisition was completed pursuant to a share purchase agreement dated January 18, 2010 between Bark Corporation A/S, our wholly owned subsidiary, entered into a share purchase agreement (the “Share Purchase Agreement”) and Bark Holding Ltd. (“Bark Holding”). As consideration for the acquisition, we issued an aggregate of 14,000,000 shares of our common stock (the “Consideration Shares”). Of the Consideration Shares, 7,000,000 shares were issued to Svaneco Ltd., a company controlled by Mr. Jesper Svane and 7,000,000 shares were issued to Sapiens Alliance Ltd., a company controlled by Mr. Rene Lauritsen, both principal shareholders of our company.

Subsequent to the completion of this Acquisition, Anaconda was unable to deliver to us audited financial statements of Anaconda for the year ended December 31, 2009 in the manner that Anaconda had represented that it could deliver to us. As a result, we entered into a further agreement with Mr. Lauritsen whereby:

  Bark Corporation agreed to re-convey to Mr. Lauritsen a 25.5% interest in Anaconda that was acquired by us on March 31, 2010, such that our interest in Anaconda would be reduced to a 0% interest,

  Mr. Lauritsen would forthwith surrender 7,000,000 shares of the Conversion Shares issued to him originally in connection with our acquisition of an interest in Anaconda, and each party agreed to complete such transfers, assignments and surrenders of shares to give effect to the above agreements.

This agreement is discussed in Item 1.01 to this Amendment No. 2 to Form 8-K.

We entered into an earlier agreement with Jesper Svane and Svaneco Ltd. dated June 15, 2010 whereby we initially reconveyed a 25.5% interest in Anaconda, as reported on the Amendment No. 1 to Form 8-K filed with the SEC on June 16, 2010.

As a consequence of these transactions, we no longer own any ownership interest in Anaconda effective August 25, 2010.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Document

10.1	Agreement dated August 25, 2010 between Bark Group Inc., Bark Corporation A/S, Rene Lauritsen and Sapiens Alliance Ltd.(1)

(1) Filed as an exhibit to this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP, INC.

Date: August 31, 2010	By:
/s/ Bent Helvang____________________
Name: Bent Helvang
Title: Chairman & Secretary